UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2021

Cohn Robbins Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39454	98-1547852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 295-4937

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CRHC.U	New York Stock Exchange
Class A ordinary shares, par value of $0.0001 per share	CRHC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CRHC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

In connection with the preparation of the financial statements as of September 30, 2021, Cohn Robbins Holdings Corp. (the “Company”) reevaluated its application of Accounting Standards Codification (“ASC”) 480-10-S99, Distinguishing Liabilities from Equity, to its accounting classification of the Class A ordinary shares subject to possible redemption (the “Public Shares”) issued as part of the units sold in the Company’s initial public offering. The Company had previously classified a portion of the Public Shares in permanent equity. Upon further evaluation, the Company determined that the Public Shares include certain redemption features not solely within the Company’s control that, under ASC 480-10-S99, require such shares to be classified as temporary equity in their entirety.

Therefore, on December 16, 2021, the Company’s management and audit committee of the board of directors (the “Audit Committee”) concluded that the previously issued (i) audited financial statements as of and for the period ended December 31, 2020 included in our Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2021 (the “2020 Form 10-K/A”), (ii) unaudited interim financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on July 2, 2021, (iii) unaudited interim financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021, and (iv) unaudited interim financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15, 2021 (the “Q3 Form 10-Q”) (collectively, the “Affected Periods”) should be restated to report all Public Shares as temporary equity. Considering such restatement, the financial statements for the Affected Periods, as well as the relevant portions of any communication which describes or are based on such financial statements, should no longer be relied upon.

The Company plans to restate the financial statements as of December 31, 2020 in an amendment to the 2020 Form 10-K/A and the unaudited interim financial statements as of March 31, 2021, June 30, 2021, and September 30, 2021 in an amendment to the Q3 Form 10-Q, both to be filed with the SEC. In connection with the change in presentation for the Class A ordinary shares subject to redemption, the Company also revised its income (loss) per ordinary share calculation to allocate net income (loss) evenly to Class A and Class B ordinary shares.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

In addition, the Company’s management has concluded that, that in light of the classification error described above, there was a material weakness in internal control over financial reporting relating to the interpretation and accounting for certain complex features of the Public Shares. The Company’s remediation plan with respect to such material weakness will be described in the amendments to the 2020 Form 10-K/A and the Q3 Form 10-Q.

IMPORTANT LEGAL INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, including those relating to the filings of the respective amendments to the 2020 Form 10-K/A and Q3 Form 10-Q, other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K, as it may be amended, filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohn Robbins Holdings Corp.

Date: December 17, 2021	By:	/s/ Clifton S. Robbins
	Name:	Clifton S. Robbins
	Title:	Co-Chairman

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